Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No.333-128227 on Form S-8 of SpectraScience, Inc. of our report dated June 27, 2014, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2013, which appears in this Annual Report on Form 10-K of SpectraScience, Inc. for the year ended December 31, 2013.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, UT

June 27, 2014